Exhibit 32(b)

18 U.S.C. Section 1350 Certifications

I hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of

2002, to the best of my knowledge and belief, that the accompanying Form 10-K of Southwest Bancorp, Inc. (“Southwest”) for the annual period ended December 31, 2013, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and that the information contained in this Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Southwest.

By: /s/ Joe T. Shockley, Jr. March 7, 2014  Joe T. Shockley, Jr.Date

Executive Vice President, Chief Financial

Officer

(Principal Financial Officer)